                                                                   EXHIBIT 10.15

                              AMENDED AND RESTATED
                           2003 NON-EMPLOYEE DIRECTOR
                              EQUITY INCENTIVE PLAN
                                       OF
                        ENDURANCE SPECIALTY HOLDINGS LTD.

1.    Purpose

      The purpose of the Amended and Restated 2003 Non-Employee Director Equity
Incentive Plan (the "Plan") of Endurance Specialty Holdings Ltd. (the "Company")
is to promote the interests of the Company and its shareholders by enhancing the
Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging directors to acquire an increased proprietary interest in the Company.

2.    Definitions

The following definitions shall be applicable throughout the Plan.

      (a)   "Board" means the Board of Directors of the Company.

      (b)   "Change in Control" means the first to occur of any of the following:

            (1)   the acquisition by any individual, entity or group (a
      "Person"), including any "person" within the meaning of Section 13(d)(3)
      or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (i) the then outstanding Ordinary Shares of the Company (the
      "Outstanding Ordinary Shares") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors pursuant to the Bye-Laws of the Company (the
      "Outstanding Voting Securities"); excluding, however, the following: (A)
      any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the
      Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii)
      of subsection (3) of this definition of Change in Control; provided, further, that for purposes of clause (B), if any Person (other than the
      Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company)
      shall become the beneficial owner of 50% or more of the Outstanding
      Ordinary Shares or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional
      Outstanding

      Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (2)   individuals who, as of the date hereof, constitute the Board
      (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent
      Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a
      Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (3)   the consummation of a reorganization, amalgamation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities
      immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction
      (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the
      Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;
      the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate
      Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

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            (4)   the consummation of a plan of complete liquidation or
      dissolution of the Company;

provided, however, that for each Option or RSU subject to Section 409A of the
Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Option or RSU only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section
409A of the Code.

      (c)   "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      (d)   "Committee" means the Compensation Committee of the Board or any subcommittee thereof.

      (e)   "Director" means a non-employee member of the Board.

      (f)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

      (g)   "Fair Market Value" of an Ordinary Share means, as of any date when the Ordinary Shares are quoted on The Nasdaq Stock Market, Inc. ("Nasdaq") or listed on one or more national securities exchanges, the mean of the highest and lowest sales price reported on Nasdaq or the closing sales price on the principal national securities exchange on which such Ordinary Shares are listed and traded for such date. If the day is not a business day, and as a result, the preceding sentence next above is inapplicable, the Fair Market Value of an
Ordinary Share shall be determined as of the next earlier business day. If the
Ordinary Shares are not quoted on Nasdaq or listed on such an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board to be the fair market value of the
Ordinary Shares based upon a good faith attempt to value the Ordinary Shares accurately. Notwithstanding the foregoing, under no circumstances shall the Fair
Market Value of an Ordinary Share be less than the par value of such Ordinary share.

      (h)   "Option" means an option to purchase Ordinary Shares granted pursuant to the Plan.

      (i)   "Ordinary Shares" means the ordinary shares of the Company, par value U.S. $1.00 per share.

      (j)   "Qualified Public Offering" shall have the meaning given such term in the Shareholders Agreement.

      (k)   "RSU" shall have the meaning set forth in Section 6of the Plan.

      (l)   "Shareholders Agreement" means that certain Amended and Restated
Shareholders Agreement dated as of the 30th day of January, 2003, among the
Company,

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Endurance Specialty Insurance Ltd. and the shareholders and warrant holders of the Company listed on Schedule A thereto.

3.    Effective Date, Duration, Shares Reserved

      (a)   The Plan shall be effective on the date of its adoption by the
Board, subject to approval by the shareholders of the Company. In the event the
Plan is so approved, it shall continue in effect for a period of ten years from such date of such adoption by the Board, after which no Options or RSUs may be granted, provided that the expiration of the Plan shall not affect the obligations of the Company and Directors with respect to outstanding Options and
RSUs.

      (b)   Subject to adjustments pursuant to the provisions of Section 9 hereof, the maximum number of Ordinary Shares which may be issued or sold hereunder shall not exceed 750,000. Such shares shall be authorized but unissued shares; provided, however, that Ordinary Shares with respect to which an Option has been exercised or an RSU has been settled shall not again be available for issuance hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, the Ordinary Shares allocable to the unexercised portion of such Option will again be available for issuance under the Plan. The number of Ordinary Shares available for issuance shall be increased by the number of shares tendered to, or withheld by, the
Company in connection with the payment of the purchase price or tax withholding obligations relating to any Option or RSU hereunder.

4.    Administration

      Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan and to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. Any determinations by the Committee with respect to the Plan and any Option or RSU granted hereunder shall be final and binding upon all parties. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the
Committee.

      No member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless each member of the Board and each other employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the
Plan, unless, in either case, such action, omission or determination was taken or made by such member of the Board or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

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5.    Eligibility

      Participants shall be limited to Directors.

6.    Director Options and RSUs

      (a)    Annual Grant. Each Director in office at the close of business on the date of the Annual General Meeting of shareholders of the Company shall be granted on such date either (i) an Option to purchase 5,000 Ordinary Shares
(subject to adjustments pursuant to the provisions of Section 9 hereof) with a per Ordinary Share exercise price equal to the Fair Market Value of one Ordinary
Share on such date or (ii) 1,750 restricted share units ("RSUs") that shall be credited to a bookkeeping account maintained by the Company in the name of the
Director. The determination to grant RSUs or Options shall be made at a meeting of the Compensation Committee of the Board of Directors prior to the Annual
General Meeting of Shareholders each year.

      (c)   Option Term. Each Option granted to a Director under this Plan shall expire on the earlier of (1) the tenth annual anniversary of the date of grant of such Option or (2) the first annual anniversary of the last day on which a Director serves on the Board.

      (d)   Exercisability of Options. Each Option granted to a Director under this Plan shall be exercisable on or after the six month anniversary of the date of grant of such Option.

      (e)   Non-Qualified Options. Each Option granted to a Director under this
Plan shall be a non-qualified option, not entitled to special tax treatment under Section 422 of the Code.

      (f)   Settlement of RSUs. The RSUs granted pursuant to this Section 6 shall become fully vested and convert into one Ordinary Share per RSU six months following the date of grant. The Ordinary Shares issuable upon settlement of the
RSUs shall be free of restrictive legend.

      (g)   Dividend RSUs. Each Director's RSU bookkeeping account shall be credited with additional RSUs equal to the amount of any dividends which would have been payable on the RSUs had they been converted into Ordinary Shares prior to vesting ("Dividend RSUs") with such credit determined on the basis of the
Fair Market Value on the date of payment of such dividend. Such Dividend RSUs shall settle on the same date as the originally granted RSUs.

7.    Director Deferrals.

      (a)   Each Director may make an irrevocable election (i) on or before the
30th day following such Director's initial eligibility to participate in the
Plan and (ii) with respect to subsequent years, on or before December 31 preceding the calendar year for which a deferral is to be effective, to defer payment of all or a designated portion (in increments of $5,000) of the cash compensation otherwise subsequently payable during

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the calendar year as his or her annual retainer for service as a Director. The elections made pursuant to this Section 7(a) shall be irrevocable for the calendar year for which the election is made.

      (b)   All compensation which a Director elects to defer pursuant to this
Section 7 shall be credited in the form of RSU to a bookkeeping account maintained by the Company in the name of the Director. Each RSU shall represent the right to receive one Ordinary Share at the time of the settlement of the
RSU. In consideration for forgoing cash compensation, the number of RSUs so credited will be equal to the number of Ordinary Shares having an aggregate Fair
Market Value (on the date the compensation would otherwise have been paid) equal to the amount by which the Director's cash compensation was reduced pursuant to the deferral election.

      (c)   If any dividend is payable on Ordinary Shares during the deferral period, Dividend RSUs shall be credited to such Director's bookkeeping account, with such credit determined on the basis of the Fair Market Value on the date of payment of such dividend. Such Dividend RSUs shall settle on the same date as the originally granted RSUs.

      (d)   Any election by a Director to defer payment of such Director's cash compensation shall be accompanied by an irrevocable election by such Director with respect to:

            (1)   the settlement date for the RSUs, which shall be either (A)
      the date he or she ceases to be a Director or (B) a date certain after he or she ceases to be a Director, but in no event more than ten years after ceasing to be a Director; and

            (2)   the settlement option for the RSUs, which shall be one of (A)
      a single settlement, (B) five annual installments or (C) ten annual installments, in each case commencing on the settlement date elected pursuant to Section 7(d)(1) hereof.

On such settlement date or dates, the Company shall deliver to the Director one
Ordinary Share for each RSU in such Director's bookkeeping account up to the proportional amount previously elected by such Director to be distributed. A corresponding reduction in the number of RSUs in such Director's bookkeeping account shall be made at the time of such distribution.

      (e)   Deferrals of Director compensation hereunder shall continue until the Director notifies the Company in writing, prior to any December 31, that he or she wishes to receive a greater or lesser portion of his or her compensation for the next succeeding calendar year to be paid in cash on a current basis.

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      8.    General

      (a)   Privileges of Share Ownership. No Director shall be entitled to the privileges of share ownership in respect of Ordinary Shares which are subject to
Options or RSUs until:

                  (1)   A share certificate representing the Ordinary Shares has
            actually been issued to that person in accordance with the terms of the Plan and the applicable Agreement; and

                  (2)   the issue of such Ordinary Shares has been approved by
            the Bermuda Monetary Authority.

(b)   Compliance with Legal and Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to,
Bermuda, U.S. federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The
Company, in its discretion, may postpone the issuance or delivery of Ordinary
Shares under the Plan and under any Option or RSU until completion of such stock exchange or market system listing or registration or qualification of such
Ordinary Shares or other required action under any Bermuda, U.S. state or federal law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any
Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Ordinary
Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Ordinary Shares under Bermuda, U.S. federal or state law or under the laws of other jurisdictions. Notwithstanding anything to the contrary contained in the Plan or any agreement with respect to an Option or RSU, to the extent that the Committee determines that the Plan or any Option or RSU is subject to Section 409A of the Code and fails to comply with the requirements of
Section 409A of the Code, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Option or RSU in order to cause the Option or RSU to either not be subject to Section 409A of the
Code or to comply with the applicable provisions of such section.

      (c)   Tax Withholding. The Company is authorized to withhold from any
Ordinary Shares delivered under this Plan or on exercise of an Option or RSU, any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Director to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Ordinary Shares or other property and to make cash payments in respect thereof in satisfaction of a Director's tax obligations.

      (d)   Payment of Exercise Price. The exercise price of Options may be paid in cash or by such other means as may be approved by the Committee in its discretion;

                                      - 7 -

provided that any right to pay such exercise price by tendering Ordinary Shares shall be limited to shares which have been held by the Director for at least six months.

      (e)   No Right to Continued Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director's service at any time.

      (f)   Agreements. Each Director to whom Options or RSUs are granted under the Plan shall be required to enter into a written agreement authorized by the
Committee in respect of such grant.

      (g)   Payments to Persons other than Directors. If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Board so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the
Company therefor.

      (h)   Governing Law.

            (1)   The Plan, each Option and RSU hereunder and each related
      agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof and the Company and any Director accepting a grant hereunder agrees to submit to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

            (2)   All disputes, controversies or claims arising out of, relating to or in connection with the Plan, each Option and RSU hereunder and the related agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the
      English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in
      the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

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      (i)   Funding. No provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Directors shall have no rights under the Plan other than as unsecured general creditors of the
Company.

      (j)   Nontransferability. Unless otherwise provided by the Committee,
Options and RSUs granted under the Plan may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except
(i) in the event of a Director's death, by will or the laws of descent and distribution or (ii) if a Director has been designated to the Board pursuant to the Shareholders Agreement, to the entity or an affiliate of the entity that has so designated that Director to the Board (a "Director Affiliate"). During a
Director's lifetime, Options and RSUs granted under the Plan may be exercised or settled only by the Director or a Director Affiliate.

      (k)   Restrictive Legends. The certificates evidencing Ordinary Shares issued under the Plan shall bear such restrictive legends as the Committee deems necessary to reflect transfer restrictions applicable thereto.

      (l)   Fractional Shares. No fractional Ordinary Shares shall be
distributed under the Plan and, instead, the Fair Market Value of such fractional Ordinary Share shall be distributed in cash, with the Fair Market
Value determined as of the date the fractional Ordinary Share would otherwise have been distributable.

      (m)   Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any other benefit plan for
Directors of the Company except as otherwise specifically provided therein.

      (n)   Expenses. The expenses of administering the Plan shall be borne by the Company.

      (o)   Titles and Headings. The titles and headings of the sections in the
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

9.    Changes in Capital Structure

Options and RSUs under the Plan shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of shares or other consideration subject to such Options or RSUs or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Ordinary Shares or in the capital structure of the
Company, by reason of share dividends, share splits, recapitalizations, reorganizations, amalgamations, mergers, consolidations, combinations, exchanges, liquidations, spinoffs or other relevant changes in capitalization, or any distributions to holders of Ordinary Shares other than a regular cash

                                      - 9 -

dividend, occurring after the date of grant of any such Options or RSUs or (ii)
in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Directors in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number and class of securities available under the
Plan shall be appropriately adjusted, as determined by the Committee in its sole discretion. The decisions of the Committee regarding any such adjustment or substitution shall be final, binding and conclusive on all parties. Any adjustment or substitutions made pursuant to this Section 9 shall be made in accordance with Section 424 of the Code.

10.   Effect of Change in Control

      (a)   Notwithstanding any provision in this Plan or any agreement relating to an Option or RSU, in the event of a Change in Control as defined in paragraph
(3) or (4) of Section 2(b) hereof in connection with which the holders of
Ordinary Shares receive shares of common stock that are registered under Section
12 of the Exchange Act, (1) all outstanding Options shall immediately become exercisable in full and (2) all outstanding RSUs shall be settled at the time of such Change in Control and there shall be substituted for each Ordinary Share available under this Plan, whether or not then subject to an outstanding Option or RSU, the number and class of shares into which each outstanding Ordinary
Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per Ordinary Share of each Option or RSU shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price, if any.

      (b)   Notwithstanding any provision in this Plan or any agreement relating to an Option or RSU, in the event of a Change in Control as defined in paragraph
(1) or (2) of Section 2(b) hereof, or in the event of a Change in Control as defined in paragraph (3) or (4) of Section 2(b) hereof in connection with which the holders of Ordinary Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding
Option and RSU shall be surrendered to the Company by the holder thereof, and each such Option and RSU shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to the number of Ordinary
Shares then subject to such Option or RSU, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to shareholders of the
Company in any transaction whereby the Change in Control takes place or (B) the
Fair Market Value of an Ordinary Share on the date of occurrence of the Change in Control, over the purchase price per Ordinary Share subject to the Option or
RSU (which purchase price shall be assumed to be zero for the purpose of calculating the value of RSUs).

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11.   Nonexclusivity of the Plan

      The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

12.   Amendments and Termination

      The Board may at any time terminate the Plan. In addition to the adjustments and changes to Options and RSUs which may be made pursuant to
Sections 9 and 10 hereof, with the express written consent of an individual
Director, the Committee may cancel or reduce or otherwise alter the Director's outstanding Options or RSUs. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, subject to approval of the Company's shareholders as required by applicable regulation. Except as provided in Section 8(b) hereof, notwithstanding anything herein which could be deemed to be to the contrary, the Board may not take any action, including any amendment or termination of the Plan, which shall impair to any extent the rights of a Director in respect of Options or RSUs previously granted to a Director without the written consent of such Director, except as expressly provided in Section 10 hereof. Except as provided in Section 9, the
Board may not, without approval of the shareholders of the Company, increase the aggregate number of Ordinary Shares issuable under the Plan.

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